EXHIBIT (13)(a)

                            ADMINISTRATION AGREEMENT

                  Administration Agreement made as of April 25, 1996, and revised as of August 12, 1998, between certain portfolios of THE INFINITY MUTUAL FUNDS, INC., a Maryland corporation having its principal office and place of business at 3435 Stelzer Road, Columbus, Ohio 43219-3035 (herein called the "Fund"), and BISYS FUND SERVICES LIMITED PARTNERSHIP, an Ohio limited partnership having its principal office and place of business at 3435 Stelzer Road, Columbus, Ohio 43219-3035 (herein called "BISYS").

                  WHEREAS, the Fund is an open-end, management investment company, registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and consisting of, among others, the portfolios set forth on
Schedule 1 hereto, as such Schedule may be revised from time to time (each, a "Series");

                  WHEREAS, the Fund intends from time to time to employ certain entities (in addition to those named below), some of which may be affiliated with BISYS, to provide services to one or more Series (each, a "Service Provider");

                  WHEREAS, the Fund employs BISYS to act as distributor for each Series' shares of common stock, par value $.001 per share (the "Shares");

                  WHEREAS, the Fund, in respect of the Series, previously had employed an affiliate of BISYS as its administrator; and

                  WHEREAS, the Fund desires to retain BISYS as its Administrator to provide it with administrative services with respect to each Series, and BISYS is willing to render such services;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

                            I. DELIVERY OF DOCUMENTS

                  The Fund has delivered to BISYS copies of each of the following documents and will deliver to it all future amendments and supplements thereto, if any:

                           (a) The Fund's Articles of Incorporation and all
amendments and supplements thereto (as presently in effect and as from time to time amended or supplemented, herein called the "Charter");

                           (b) The Fund's By-laws (as presently in effect and as
from time to time amended, herein called the "By-laws");

                           (c) Resolutions of the Board of Directors of the Fund
authorizing the execution and delivery of this Agreement;

                           (d) The Fund's Registration Statement under the
Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act on Form N-1A most recently filed with the Securities and Exchange Commission (the "Commission") relating to the Shares, and all subsequent amendments or supplements thereto (the "Registration Statement");

                           (e) The Fund's Notification of Registration under the
1940 Act on Form N-8A as filed with the Commission; and

                           (f) The Fund's current Prospectuses and Statements of
Additional Information pertaining to the Series (as presently in effect and as from time to time amended and supplemented, herein called the "Prospectus").

                               II. ADMINISTRATION

                 1. APPOINTMENT OF ADMINISTRATOR. The Fund hereby appoints BISYS as its Administrator for each of the Series on the terms and for the period set forth in this Agreement and BISYS hereby accepts such appointment and agrees to perform the services and duties set forth in this Section II for the compensation provided in this Section. The Fund understands that BISYS now acts, and that from time to time hereafter BISYS may act, as administrator of various investment companies or fiduciary for other managed accounts, and the Fund has no objection to BISYS' so acting. In addition, it is understood that the persons employed by BISYS to assist in the performance of its duties hereunder will not devote their full time to such services and nothing herein contained shall be deemed to limit or restrict the right of BISYS or any affiliate of BISYS to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

                 2. SERVICES AND DUTIES.

                       (a) As Administrator, and subject to the supervision and control of the Fund's Board of Directors, BISYS will provide office facilities, equipment, statistical and research data, clerical, accounting and bookkeeping services, internal compliance services relating to accounting and legal matters, and personnel to carry out all administrative services required for operation of the business and affairs of the Series, other than those management, investment advisory and sub-advisory functions which are to be performed by certain Service Providers pursuant to their respective agreements with the Fund, the services BISYS performs as distributor, those services to be performed by the Fund's custodian and transfer agent, and those services normally performed by the Fund's legal counsel and independent auditors. BISYS' responsibilities include without limitation the following services:

                              (1) Providing a facility to receive purchase and
                    redemption orders via toll-free IN-WATTS telephone lines;

                              (2) Providing for the preparing, supervision and
                    mailing of confirmations for all purchase and redemption orders;

                              (3) Providing and supervising the operation of an
                    automated data processing system to process purchase and redemption orders received by BISYS as distributor (BISYS assumes responsibility for the accuracy of the data transmitted for processing or storage);

                              (4) Overseeing the performance of the Fund's
                    custodian and transfer agent;

                              (5) Making available information concerning each
                    Series to its shareholders; distributing written communications to each Series' shareholders such as periodic listings of each Series' securities, annual and semi-annual reports, and the Prospectus and supplements thereto; and handling shareholder problems and calls relating to administrative matters; and

                              (6) Providing and supervising the services of
                    employees ("relationship coordinators") whose principal responsibility and function shall be to preserve and strengthen each Series' relationships with its shareholders.

                       (b) BISYS shall assure that persons are available to receive redemption requests to the Fund's transfer agent as promptly as practicable.

                       (c) BISYS shall assure that persons are available to receive orders accepted for the purchase of Shares to the transfer agent as promptly as practicable.

                       (d) BISYS shall participate in the periodic updating of the Prospectus and shall accumulate information for and, subject to approval by the Fund's Treasurer and legal counsel, coordinate the preparation, filing, printing and dissemination of reports to the Series' shareholders and the Commission, including but not limited to annual reports and semi-annual reports on Form N-SAR, notices pursuant to Rule 24f-2 and proxy materials.

                       (e) BISYS shall pay all costs and expenses of maintaining the offices of the Fund, wherever located, and shall arrange for payment by the Series of all expenses payable by the Series.

                       (f) BISYS, after consultation with legal counsel for the Fund, shall determine the jurisdictions in which the Shares shall be registered or qualified for sale and, in connection therewith, shall be responsible for the maintenance of the registration or qualification of the Shares for sale under the securities laws of any state. Payment of share registration fees and any fees for qualifying or continuing the qualification of the Series shall be made by the Series.

                       (g) BISYS shall provide the services of certain persons who may be appointed as officers of the Fund by the Fund's Board of Directors.

                       (h) BISYS shall oversee the maintenance by the Fund's custodian and transfer agent of the books and records of the Fund required under the 1940 Act in connection with the performance of the Fund's agreements with such entities, and shall maintain, or provide for the maintenance of, such other books and records (other than those required to be maintained by the Service Providers) as may be required by law or may be required for the proper operation of the business and affairs of the Series. In compliance with the requirements of Rule 31a-3 under the 1940 Act, BISYS agrees that all such books and records which it maintains, or is responsible for maintaining, for the Series are the property of the Fund and further agrees to surrender promptly to the Fund any of such books and records upon the Fund's request. BISYS further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act said books and records required to be maintained by Rule 31a-1 under said Act.

                       (i) BISYS shall prepare the Series' federal, state and local income tax returns.

                       (j) BISYS shall prepare and, subject to approval of the Fund's Treasurer, disseminate to the Fund's Directors the Fund's and each Series' quarterly financial statements and schedules of investments, and shall prepare such other reports relating to the business and affairs of the Fund and each Series (not otherwise appropriately prepared by the Service Providers, the Fund's legal counsel or its independent auditors) as the officers and Directors of the Fund may from time to time reasonably request in connection with the performance of their duties.

                       (k) BISYS shall assist with the coordination of the provision of investment management, advisory and sub-advisory services by the Service Providers to the Series, and shall provide other administration assistance to said entities as required to carry out the business and operations of the Series.

                       (l) BISYS shall recommend, implement and monitor all specialized services and programs that are necessary or appropriate in order for the Series to serve properly the investment needs of the fiduciary accounts investing in their Shares.

                       (m) In performing its duties as Administrator for the Series, BISYS will act in conformity with the Charter, By-laws and Prospectus and with the instructions and directions of the Board of Directors of the Fund and will conform to and comply with the requirements of the 1940 Act and all other applicable federal or state laws and regulations.

                  3. SUBCONTRACTORS. It is understood that BISYS may from time to time employ or associate with itself such person or persons as
 BISYS may believe to be particularly fitted to assist in the performance of this Agreement; provided, however, that the compensation of such person or persons shall be paid by BISYS and that BISYS shall be as fully responsible to the Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions.

                  4. EXPENSES ASSUMED AS ADMINISTRATOR. Except as otherwise stated in this subsection 4, BISYS shall pay all expenses incurred by it in performing its services and duties as Administrator. All other expenses incurred in the operation of the Fund will be borne by the
Fund, except to the extent specifically assumed by others. The expenses to be borne by the Fund include, without limitation, the following: organizational costs, taxes, interest, brokerage fees and commissions, if any, fees of Directors who are not officers, directors, employees or holders of 5% or more of the outstanding voting securities of any Service Provider or BISYS, or any of their affiliates, Commission fees, state Blue Sky qualification fees, management, advisory, sub-advisory, administration and other shareholder services fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, auditing and legal expenses, costs of maintaining corporate existence, costs of independent pricing services, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of calculating the net asset value of the Series' shares, costs of shareholders' reports and corporate meetings, costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders (unless otherwise provided pursuant to a plan adopted in accordance with Rule 12b-1 under the 1940 Act), and any extraordinary expenses.

                  5. COMPENSATION. In consideration of services rendered pursuant to this Agreement, the Fund will pay BISYS on the first business day of each month the fee at the annual rate set forth opposite each Series' name on
Schedule 1 hereto, based upon the value of each Series' average daily net assets for the previous month. Net asset value shall be computed on such days and at such time or times as described in the Prospectus. The fee for the period from the date of the commencement of the initial public sale of each Series' shares to the end of the month during which such sale shall have been commenced shall be pro-rated according to the proportion which such period bears to the full monthly period, and upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

                  For the purpose of determining fees payable to BISYS, the value of each Series' net assets shall be computed in the manner specified in the Charter for the computation of the value of each Series' net assets.

                  Notwithstanding anything to the contrary herein, if in any fiscal year the aggregate expenses of any Series, exclusive of taxes, brokerage, interest on borrowings and (with the prior written consent of the necessary state securities commissions) extraordinary expenses, but including the management, investment advisory, sub-advisory and administration fees, exceed the expense limitation of any such state having jurisdiction over the Series, the Fund may deduct from the fees to be paid hereunder, or BISYS will bear, to the extent required by state law, that portion of such excess which bears the same relation to the total of such excess as BISYS' fee hereunder bears to the total fee otherwise payable for the fiscal year by the Series pursuant to this Agreement and the Fund's management, investment advisory and sub-advisory or similar agreements. BISYS' obligation is limited to the amount of its fees hereunder. Such deduction or payment, if any, will be estimated daily, and reconciled and effected or paid, as the case may be, on a monthly basis.

                  6. CONFIDENTIALITY. BISYS will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and each Series' prior or present shareholders or those persons or entities who respond to inquiries concerning investment in a Series and, except as provided below, will not use such records or information for any other purpose other than for the performance of its responsibilities and duties with regard to the Series which now exist or which may be added in the future. Any other use by BISYS of the records and information referred to above may be made only after prior notification to and approval in writing by the Fund. Such approval shall not be unreasonably withheld and may not be withheld where (i) BISYS may be exposed to civil or criminal contempt proceedings for failure to divulge such information; (ii) BISYS is requested to divulge such information by duly constituted authorities; or (iii) BISYS is so requested by the Fund.

                          III. LIMITATION OF LIABILITY

                  BISYS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of BISYS' duties or from its reckless disregard of its obligations and duties under this Agreement. Any person, even though also an officer, director, partner, employee or agent of BISYS, who may be or become an officer, Director, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or to any Series, or acting on any business of the Fund or of any Series (other than services or business in connection with BISYS' duties as Administrator hereunder) to be rendering such services to or acting solely for the Fund or Series and not as an officer, director, partner, employee or agent or one under the control or direction of BISYS even though paid by BISYS.

                                    IV. TERM

                  As to each Series, this Agreement shall continue until the date set forth opposite such Series' name on Schedule 1 hereto (the "Reapproval Date"), and thereafter shall continue automatically for successive annual periods ending on the day of each year set forth opposite the Series' name on
Schedule 1 hereto (the "Reapproval Day"), provided such continuance is specifically approved as to the Series at least annually by (a) the Fund's Board of Directors or (b) vote of a majority (as defined in the 1940 Act) of such Series' outstanding voting securities, provided that in either event its continuance also is approved by a majority of the Fund's Directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Series, this Agreement is terminable without penalty, at any time if for "cause," by the Fund's Directors or by vote of holders of a majority of such Series' shares or, upon not less than 90 days' written notice to the Fund, by BISYS. This Agreement also will terminate automatically, as to the relevant Series, in the event of its assignment (as defined in the 1940 Act). "Cause" shall mean a material breach by BISYS of its obligations under this Agreement which shall not have been cured within 30 days after the date on which BISYS shall have received written notice setting forth in detail the facts alleged to give rise to the breach.

                                V. MISCELLANEOUS

                  1. AMENDMENTS. No provision of this Agreement may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom an enforcement of the change, waiver, discharge or termination is sought.

                  2. CONSTRUCTION. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Article IV hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by New York law; PROVIDED, HOWEVER, that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation of the Commission thereunder.

                  3. NOTICE. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if addressed to the Fund and mailed or delivered to it at its office at the address first above written, or at such other place as the Fund may from time to time designate in writing. Any notice or other instrument in writing, authorized or required by this Agreement to be given to BISYS shall be sufficiently given if addressed to BISYS and mailed or delivered to it at its office at the address first above written, or at such other place as BISYS may from time to time designate in writing.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.

                                              THE INFINITY MUTUAL FUNDS, INC.

                                              By:______________________________
                                                 William B. Blundin,
                                                    President and Chairman of
                                                         the Board

Attest:________________________

                                               BISYS FUND SERVICES LIMITED
                                                   PARTNERSHIP


                                              By: BISYS Fund Services, Inc.,
                                                     General Partner

                                                By:___________________________

Attest: ________________________

                                   SCHEDULE 1

NAME OF SERIES                          ANNUAL FEE AS                     REAPPROVAL DATE                          REAPPROVAL DAY
                                        A PERCENTAGE OF
                                        AVERAGE DAILY
                                        NET ASSETS

ISG Aggressive                          .15 of 1%                         April 25, 2001                             April 25
  Growth Portfolio

ISG Capital                             .15 of 1%                         April 25, 2001                             April 25
  Growth Portfolio

ISG Core Income
  Portfolio                             .15 of 1%                         April 25, 2001                             April 25

ISG Current                             .15 of 1%                         April 25, 2001                             April 25
  Income Portfolio

ISG Equity
  Value Portfolio                       .15 of 1%                         April 25, 2001                             April 25

ISG Government
  Income Portfolio                      .15 of 1%                         April 25, 2001                             April 25

ISG Government
  Money Market
  Portfolio                             .10 of 1%                         April 25, 2001                             April 25

ISG Growth                              .15 of 1%                         April 25, 2001                             April 25
  Portfolio

ISG Growth and                          .15 of 1%                         April 25, 2001                             April 25
  Income Portfolio

ISG Inter-
  national Equity
  Portfolio                             .15 of 1%                         April 25, 2001                             April 25

ISG Large Cap                           .15 of 1%                         April 25, 2001                             April 25
  Equity Portfolio

ISG Limited
  Duration Income
  Portfolio                             .15 of 1%                         April 25, 2001                             April 25


ISG Limited
  Duration
  Tennessee
  Tax Free
  Portfolio                             .15 of 1%                         April 25, 2001                             April 25

ISG Limited
  Duration U.S.
  Government
  Portfolio                             .15 of 1%                         April 25, 2001                             April 25

ISG Mid Cap
  Portfolio                             .15 of 1%                         April 25, 2001                             April 25

ISG Moderate Growth
  and Income                            .15 of 1%                         April 25, 2001
  Portfolio                                                                                                          April 25

ISG Municipal
  Income Portfolio                      .15 of 1%                         April 25, 2001                             April 25

ISG Prime
  Money Market
  Portfolio                             .10 of 1%                         April 25, 2001                             April 25

ISG Small Cap
  Opportunity
  Portfolio                             .15 of 1%                         April 25, 2001                             April 25

ISG Tax Free
  Money Market
  Portfolio                             .10 of 1%                         April 25, 2001                             April 25

ISG Tennessee
  Tax Exempt Bond
  Portfolio                             .15 of 1%                         April 25, 2001                             April 25

ISG U.S. Treasury
  Money Market
  Portfolio                             .10 of 1%                         April 25, 2001                             April 25

Correspondent Cash
  Reserves Money
  Market Portfolio                      .10 of 1%                         December 31, 1999                          December 31

Correspondent Cash
  Reserves Tax Free
  Money Market
  Portfolio                             .10 of 1%                         December 31, 1999                          December 31



As Revised:  August 12, 1998